UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2024

MYCOTOPIA THERAPIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56022	87-0645794
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

100 SE 2nd St, Suite 2000

Miami, Florida 33131

(Address of Principal Executive Offices)

(954) 233-3511

(Registrant's Telephone Number including Area Code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2024, the Mycotopia Inc. (the “Company”) entered into an Exchange Agreement with Ehave Inc., its largest shareholder, whereby Ehave exchanged 9,793,754 shares of Company common stock for 1 share of the newly designated Series A Super Voting Stock (“Series A Preferred”).

The holder of the Series A Preferred is entitled to cast that number of votes on all matters presented for stockholder vote to the stockholders of the Corporation that when taking into account the votes entitled to be cast by the Series A Preferred stockholder is equal to seventy-five percent (75%) of the total shares authorized to vote on such matter(s) and such holder shall vote along with holders of the Corporation’s Common Stock on such matters. The number of votes that the holder of the Series A Preferred shares shall be entitled to cast on a matter at any time shall be determined pursuant to the following formula:

X = 3 x Y where

X is the total number of votes that the holder of the Series A Preferred share is entitled to cast on any matter presented to stockholders of the Corporation, and

Y is the total number of authorized shares of the Corporation outstanding and authorized to vote on the matter.

Additionally, the Series A Preferred Stock is convertible into 9,793,754 shares of Company common stock at the option of the holder.

The description of the designation of the Series A Preferred stock and the Exchange Agreement contained herein are each qualified in their entirety by reference to the designation for the Series A Preferred and the Exchange Agreement attached hereto as exhibits.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 24, 2024, the Board of Directors of the Company approved the designation of the Series A Super Voting Stock, the Exchange Agreement with Ehave, Inc., and an amendment to the Company’s articles of incorporation increasing the number of authorized shares of common stock to 467,000,000 (Four Hundred Sixty-Seven Million). The designation of the Series A Preferred and the amendment increasing the authorized common stock were filed with the state of Nevada on August 8, 2024.

The description of the designation of the Series A Preferred stock contained herein is qualified in its entirety the by reference to the designation for the Series A Preferred attached hereto as an exhibit.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
3.1	Amendment to Articles of Incorporation Increasing Authorized
3.2	Designation of Series A Super Voting Preferred Stock
10.1	Exchange Agreement with Ehave Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mycotopia Therapies, Inc.
a Nevada corporation

Date: August 20, 2024	By: /s/Ben Kaplan
Name: Ben Kaplan
Title: Chief Executive Officer and Principal Accounting Officer